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                                CERTIFICATE OF
                             LIMITED PARTNERSHIP
                                     FOR
                        PACE ENTERTAINMENT GROUP, LTD.


1.    Name of Partnership: PACE Entertainment Group, Ltd.

2. Address of Registered Office: 515 Post Oak Boulevard, Suite 300, Houston, Texas 77027

3.    Name and Address of Registered Agent. Jeffry B. Lewis
                                            515 Post Oak Boulevard, Suite 300
                                            Houston, Texas 77027

4. Address of Principal Office: 515 Post Oak Boulevard, Suite 300, Houston, Texas 77027

5.    General Partner:

      (a)   Name: PACE Concerts GP, Inc.

            Mailing Address: 515 Post Oak Boulevard, Suite 300, Houston, Texas 77027

            Street Address of Business or Residence (if different from above):
            Same as mailing address

      EXECUTED this 23rd day of December, 1996.


                                            GENERAL PARTNER:

                                            PACE ENTERTAINMENT GP, INC.


                                            By: /s/ Brian E. Becker
                                                --------------------------
                                                Brian E. Becker, President